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                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER
                            OF GETTHERE.COM, INC.,
                            A DELAWARE CORPORATION
                                      AND
                                 GETTHERE.COM,
                           A CALIFORNIA CORPORATION

        THIS AGREEMENT AND PLAN OF MERGER, dated as of _____, 1999, (the "Agreement"), is between GetThere.com, Inc., a Delaware corporation ("GetThere-Delaware") and GetThere.com, a California corporation ("GetThere-California"). GetThere-Delaware and GetThere-California are sometimes referred to herein as the "Constituent Corporations."

                                R E C I T A L S
                                ---------------

        A. GetThere-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 77,087,946 shares, 50,000,000 of which are designated "Common Stock," par value $0.0001 per share, and 27,087,946 of which are designated "Preferred Stock," par value $0.0001 per share, 4,000,000 of which have been designated Series A Preferred Stock, 4,500,000 of which have been designated Series B Preferred Stock, 11,236,821 of which have been designated Series C Preferred Stock, 1 of which has been designated Series D1 Preferred Stock, 1 of which has been designated Series D2 Preferred Stock, 1 of which has been designated Series D3 Preferred Stock and 7,351,122 of which have been designated Series E Preferred stock. As of the date of this Agreement, 100 shares of Common Stock are issued and outstanding, all of which are held by GetThere-California. No shares of Preferred Stock are issued and outstanding.

        B. GetThere-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 77,087,946 shares, 50,000,000 of which are designated "Common Stock," and 27,087,946 of which are designated "Preferred Stock," of which 4,000,000 have been designated Series A Preferred Stock, 4,500,000 of which have been designated Series B Preferred Stock, 11,236,821 of which have been designated Series C Preferred Stock, 1 of which has been designated Series D1 Preferred Stock, 1 of which has been designated Series D2 Preferred Stock, 1 of which has been designated Series D3 Preferred Stock and 7,351,122 of which have been designated Series E Preferred Stock. As of October 14, 1999, 7,814,848 shares of Common Stock, 3,705,991 shares of Series A Preferred Stock, 3,914,448 shares of Series B Preferred Stock, 4,610,875 shares of Series C Preferred Stock and 1,420,000 shares of Series E Preferred Stock were issued and outstanding. No shares of Series D1 Preferred, Series D2 Preferred or Series D3 Preferred were outstanding.

        C. The Board of Directors of GetThere-California has determined that, for the purpose of effecting the reincorporation of GetThere-California in the State of Delaware, it is advisable and in the best interests of GetThere-California that GetThere-California merge with and into GetThere-Delaware upon the terms and conditions herein provided.
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        D.  The respective Boards of Directors of GetThere-Delaware and
GetThere-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

        E.  GetThere-Delaware is a wholly owned subsidiary of GetThere-
California.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, GetThere-Delaware and GetThere-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

        I.  MERGER

        1.1. Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, GetThere-California shall be merged with and into GetThere-Delaware (the "Merger"), the separate existence of GetThere-California shall cease and GetThere-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "GetThere.com, Inc."

        1.2.  Filing and Effectiveness.  The Merger shall become effective when
              ------------------------
the following actions shall have been completed:

              (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of GetThere-California and the sole stockholder of GetThere-Delaware in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

              (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

              (c) An executed Certificate of Ownership and Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

        The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

        1.3.  Effect of the Merger.  Upon the Effective Date of the Merger, the
              --------------------
separate existence of GetThere-California shall cease and GetThere-Delaware, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and GetThere-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of GetThere-California, including all shares of any subsidiary held by GetThere-California, in the manner more fully set

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forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of GetThere-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of GetThere-California in the same manner as if GetThere-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

          II.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          2.1.  Certificate of Incorporation.  The Amended and Restated
                ----------------------------
Certificate of Incorporation of GetThere-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2.  Bylaws.  The Bylaws of GetThere-Delaware as in effect
                ------
immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3.  Directors and Officers.  The directors and officers of GetThere-
                ----------------------
Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

          III.  MANNER OF CONVERSION OF STOCK

          3.1.  GetThere-California Common Shares.  Upon the Effective Date of
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the Merger, each share of GetThere-California Common Stock, no par value, issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Surviving Corporation. No fractional share interests of the Surviving Corporation's Common Stock shall be issued but shall, instead, be paid in cash or check by GetThere-Delaware to the holder of such shares in that amount equal to the fair market value of such fractional shares.

          3.2.  GetThere-California Preferred Shares.  Upon the Effective Date
                ------------------------------------
of the Merger, (i) each share of Series A Preferred Stock of GetThere-California, no par value, issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable shares of Series A Preferred Stock of the Surviving Corporation, par value $0.0001 per share. The rights, preferences and privileges of the Series A Preferred Stock of the Surviving Corporation are as set forth in the Certificate of Incorporation of the Surviving Corporation; (ii) each share of Series B Preferred

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Stock of GetThere-California, no par value, issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable share of Series B Preferred Stock of the Surviving Corporation, par value $0.0001 per share; (iii) each share of Series C Preferred Stock of GetThere-California, no par value, issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable share of Series C Preferred Stock of the Surviving Corporation, par value $0.0001 per share; (iv) each share of Series D1 Preferred Stock of GetThere-California, no par value, issued and outstanding immediately prior to the merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable share of Series D1 Preferred Stock of the Surviving Corporation, par value $0.0001 per share; (v) each share of Series D2 Preferred Stock of GetThere-California, no par value, issued and outstanding immediately prior to the merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable share of Series D2 Preferred Stock of the Surviving Corporation, par value $0.0001 per share; (vi) each share of Series D3 Preferred Stock of GetThere-California, no par value, issued and outstanding immediately prior to the merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable share of Series D3 Preferred Stock of the Surviving Corporation, par value $0.0001 per share; (vii) each share of Series E Preferred Stock of GetThere-California, no par value, issued and outstanding immediately prior to the merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable share of Series E Preferred Stock of the Surviving Corporation, par value $0.0001 per share. No fractional share interests of the Surviving Corporation's Preferred Stock shall be issued but shall, instead, be paid in cash or check by GetThere-Delaware to the holder of such shares in that amount equal to the fair market value of such fractional shares.

          3.3.  GetThere-California 1996 Stock Incentive Plan.
                ---------------------------------------------

                (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of GetThere-California under its 1996 Stock Incentive Plan (the "1996 Plan"). Each outstanding and unexercised option to purchase one (1) share of Common Stock of GetThere-California (an "Option") under the 1996 Plan, subject to the provisions in paragraph (b) of this section 3.3, shall be converted into an option to purchase one (1) share of the Surviving Corporation's Common Stock (a "New Option") on the same terms as described above.

                (b) Following the Effective Date of the Merger, the number of shares of the Surviving Corporation's Common Stock to which an Option holder would be otherwise entitled upon exercise of an assumed Option shall be rounded down to the nearest whole number.

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In addition, no "additional benefits" (within the meaning of Section 424(a)(2)
of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

          3.4.  Warrants.  Upon the Effective Date of the Merger, the Surviving
                --------
Corporation shall assume the obligations of GetThere-California, under its issued and outstanding warrants to purchase Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Common Stock ("Warrants"). The number of shares issuable upon exercise of the Warrants shall be adjusted such that each (1) share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Common stock issuable upon exercise of the Warrant, as the case may be, shall be converted into Warrants to purchase one (1) share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Common Stock, as the case may be.

          3.5.  Rights to Have Series D1 and D2 Preferred Stock Issued.   Upon
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the Effective Date of the Merger, the right to have 1 share of Series D1
Preferred Stock of GetThere-California issued will be converted into or exchanged into the right to have 1 share of Series D1 Preferred Stock of GetThere-Delaware issued. The right to have 1 share of Series D2 Preferred Stock of GetThere-California issued will be converted into or exchanged into the right to have 1 share of Series D2 Preferred Stock of GetThere-Delaware issued.

          3.6.  All Other Rights to Acquire Securities of GetThere-California.
                -------------------------------------------------------------
Upon the Effective Date of the Merger, all other rights outstanding to acquire Securities of GetThere-California Preferred Stock shall be assumed and shall represent the right to acquire a like number of the securities of GetThere-Delaware.

          3.7.  GetThere-Delaware Common Stock.  Upon the Effective Date of the
                ------------------------------
Merger, each share of Common Stock, par value $0.0001 per share, of GetThere-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by GetThere-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

          3.8.  Exchange of Certificates.  After the Effective Date of the
                ------------------------
Merger, each holder of an outstanding certificate representing shares of GetThere-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of GetThere-California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, respectively, into which such shares of GetThere-California Common Stock or Preferred Stock, as the case may be, were converted in the Merger.

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          The registered owner on the books and records of the Surviving
Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of GetThere-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

          If any certificate for shares of GetThere-Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of GetThere-Delaware that such tax has been paid or is not payable.

          IV.  GENERAL

          4.1.  Covenants of GetThere-Delaware.  GetThere-Delaware covenants and
                ------------------------------
agrees that it will, on or before the Effective Date of the Merger,

                (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code.

                (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by GetThere-Delaware of all of the franchise tax liabilities of GetThere-California.

                (c) Take such other actions as may be required by the California Corporations Code.

           4.2. Further Assurances.  From time to time, as and when required by
                ------------------
GetThere-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of GetThere-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by GetThere-Delaware the title to

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and possession of all the property, interests, assets rights, privileges, immunities, powers, franchises and authority of GetThere-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of GetThere-Delaware are fully authorized in the name and on behalf of GetThere-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

           4.3. Abandonment.  At any time before the Effective Date of the
                -----------
Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either GetThere-California or of GetThere-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of GetThere-California.

           4.4. Amendment.  The Boards of Directors of the Constituent
                ---------
Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

           4.5.  Registered Office.  The registered office of the Surviving
                 -----------------
Corporation in the State of Delaware is 15 E. North Street, Dover, Delaware 19901 and Incorporating Services, Ltd. is the registered agent of the Surviving Corporation at such address.

           4.6.  Agreement.  Executed copies of this Agreement will be on file
                 ---------
at the principal place of business of the Surviving Corporation at 4045 Campbell Avenue, Menlo Park, CA 94025 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

           4.7.  Governing Law.  This Agreement shall in all respects be
                 -------------
construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

           4.8.  Counterparts.  In order to facilitate the filing and recording
                 ------------
of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of GetThere-Delaware and GetThere-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                       GETTHERE.COM, INC.,
                                       a Delaware corporation

                                       By:-------------------------------------
                                          Gadi Maier,
                                          President and Chief Executive Officer

ATTEST:


-----------------------------------
Scott C. Dettmer,
Secretary
                                       GETTHERE.COM
                                       a California corporation

                                       By:
                                          -------------------------------------
                                          Gadi Maier
                                          President and Chief Executive Officer

ATTEST:


-----------------------------------
Scott C. Dettmer,
Secretary